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EXHIBIT 10.16

                                    ULTIMATE
                                     SPORTS
                                      FORCE

The Orbiter Fund Ltd.
Kaya Flamboyan 9
Curacao, Netherlands Antillies
Attn: Mr. Michael Lauer

Re:  The Orbiter Fund Ltd. - Lender
     Ultimate Sports Entertainment, Inc. - Borrower
     $600,000 loan pursuant to letter agreement (the "Loan Agreement") dated October 20, 1999 (the "Loan")

Gentlemen:

     This will confirm our agreement that the time for repayment of the Loan has been extended so that the same shall be repayable as follows:

     -    $60,000 on or before May 31, 2000
     - The balance, plush all accrued and unpaid interest on or before August 1, 2000

     All other terms and conditions of the Loan Agreement shall remain and continue the same.

     In consideration for your agreeing to the foregoing extension of time of payment, we agree to deliver to you 100,000 shares of our common stock in addition to any other shares to which you may be entitled pursuant to the terms of the Loan Agreement.

                                         Very truly yours,
                                         Ultimate Sports Entertainment, inc.

                                         By: /s/ Frederick R. Licht, President

The above is confirmed and agreed to:
The Orbiter Fund Ltd.

By: /s/ Michael Lauer